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                                                                EXHIBIT 10.4.2



                             SECOND AMENDMENT TO
                                LOAN AGREEMENT


        THIS SECOND AMENDMENT TO LOAN AGREEMENT (the "Second Amendment") made and entered into as of the 31st day of July, 1997 by and between:

        AUTOMOTIVE ONE PARTS STORES, INC., a Florida corporation, whose mailing address is 701 West Church Street, Orlando, Florida 32801 (hereinafter referred to "Automotive One")

                                     and

        A.P.S., INC., a Delaware corporation, and AUTOPARTS FINANCE COMPANY, INC., a Delaware corporation, each of whose mailing address is 15710 John F. Kennedy Boulevard, Suite 700, Houston, Texas 77032 (hereinafter respectively referred to as "APS and AFCO")

                                  WITNESSETH

        WHEREAS, on or about February 20, 1997, Automotive One, APS and AFCO entered into a certain Loan Modification Agreement (the "INITIAL LOAN AGREEMENT") dated February 20, 1997 pursuant to which APS and AFCO renewed, reinstated and extended to Automotive One certain existing indebtedness (collectively, the "INDEBTEDNESS") as described in the Initial Loan Agreement. The Initial Loan Agreement, along with other Loan documents (as defined in the Initial Loan Agreement) were executed at that time to provide relief to Automotive One through July 31, 1997 (the "MATURITY DATE") at its request and as an alternative to APS and AFCO exercising one or more of its creditor rights or remedies in connection with the indebtedness; and

        WHEREAS, Automotive One for one or more reasons in not able to pay off the Indebtedness by the Maturity Date and has requested additional time in order to raise the necessary funds to pay off the Indebtedness in full. Accordingly, Automotive One has requested APS and AFCO to extend the Maturity Date of July 31, 1997 to December 31, 1997 (the "EXTENDED MATURITY DATE"). Automotive One is also requesting that in regard to the Delinquent Amount (hereinafter defined), that Automotive One not be required to pay that Amount at this




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time but that said Delinquent Amount be added to the Open Account Indebtedness and, in effect, be paid on or before the Extended Maturity Date. APS and AFCO are prepared to agree to said requests by Automotive One pursuant to the terms and conditions of this Second Amendment.

        NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, Automotive One, APS and AFCO agree as follows:

    1.   DEFINITIONS.

                (a) Unless defined or re-defined in this Second Amendment, capitalized terms contained herein shall have the meanings defined and set forth in the Initial Loan Agreement.

                (b) The term "DELINQUENT AMOUNT" shall mean the delinquent portion of the Open Account Indebtedness.


    2. AMENDMENT OF EXISTING DEFINITIONS. The following definitions set forth in Section 1.01 of the Initial Loan Agreement are hereby amended as follows:

                (a) "MATURITY DATE" shall mean the earlier to occur of (i) the date of receipt by Automotive One of the proceeds of a public offering of shares of its common stock which are registered with the Securities Exchange Commission or (ii) December 31, 1997.

    3. AMENDMENTS TO INITIAL LOAN AGREEMENT. The Initial Loan Agreement is hereby amended as follows:

                (a) In regard to Section 2.1, the following sets forth as of the dates set forth below the following amounts due on each Indebtedness described below:

                                                                                TOTAL
                                                     ACCRUED & UNPAID      ACCRUED & UNPAID
                                   PRINCIPAL         INTEREST AT NON-        INTEREST AT
                                    BALANCE            DEFAULT RATE          DEFAULT RATE
                                   ---------        -----------------      ----------------
APS Indebtedness                 $2,434,995.73         $425,492.32            $349,803.50
(as of 7/31/97)

AFCO Indebtedness                $2,465,467.67         $318,667.96             $39,065.77
(as of 7/31/97)

Open Account Indebtedness

                                       2

    (i)    Outstanding Past Due     $  438,759.55        To be determined       To be determined
           Balance(1)

    (ii)   Delinquent past due      $  450,041.34        To be determined       To be determined
             balance (i.e. the
             "DELINQUENT
             AMOUNT")(as of
             9/2/97)(2)

    (iii)  Outstanding Current      $  121,657.00                     N/A       $      99,679.31
             Balance(3)
                                    -------------        ----------------       ----------------
    TOTALS                          $5,910,921.29        $  744,160.28(4)       $  488,548.78(5)

(1) This represents the amount of the Open Account Indebtedness which was due and owing as of January 25, 1997 less payments and credits which have been applied to said Indebtedness from January 25, 1997 to July 31, 1997.

(2) This represents the amount which Automotive One owes to APS as of September 2, 1997 for the purchase of product and which has not been paid and is in default. Under Section 3.1 of the Initial Loan Agreement, Automotive One was required on a weekly basis to pay to APS the amount due for the immediately preceding weeks purchase of merchandise from APS. This amount represents said purchases for which payment is past due as of September 2, 1997 and has not been made and is inclusive of all credits which may be charged against said amount. This is the amount referred to above as the Delinquent Amount.

(3) This represents what is referred to as the current portion of the Open Account Indebtedness and represents the amounts due for merchandise purchases for the period beginning August 13, 1997. This amount must be paid as set forth in Section 3.1 of the Initial Loan Agreement, i.e. on a weekly basis.

(4) This does not include additional interest which is to be determined and is to be added to these Totals as set forth in the above Table.

As set forth in Section 5 below, Automotive One reaffirms Section 2.3 of the Initial Loan Agreement as to the foregoing amounts due and agrees that said amounts are now absolutely and unconditionally due and owing to APS and AFCO in accordance with the terms of the loan documents, as modified hereby, and are not subject to any claim, counterclaim, or other right of off-set.

           (b) In regard to Section 2.4, said Section is reaffirmed and so that there will be no misunderstanding, Automotive One understands and agrees the following in regard to Product Return Credit:

                (i) In regard to any such Credits arising with respect to cores and defects, said Credits shall be credited by APS first against the Outstanding Current

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     Balance which, as set forth above, is the amount due on a weekly basis
     PROVIDED, HOWEVER, if Automotive One again becomes delinquent in paying the Outstanding Current Balance then, in that event, APS may apply any such Credits to such of the Open Account Indebtedness as it determines in its discretion.

          (ii) In regard to any other Product Return Credits (i.e. such Credits arising from a return of merchandise other than cores and defects), such Credits shall be applied as follows:

               A. First to the Delinquent Amounts (which, as set forth in subparagraph 3(a) above is the amount of $450,041.34).

               B.  Next to the Outstanding Past Due Balance.

               C.  Last to the Outstanding Current Balance.

     Again, Automotive One understands and agrees that in regard to any Product Return Credit, any such return and resulting credit must be in strict compliance with the product return policy of APS.

          (iii) In Section 2.4 of the Initial Loan Agreement, it sets forth in subsection (c) the date of December 25, 1996, which is an acknowledgement by all parties that all Product Return Credits have been processed for returns received from Automotive One on or prior to said date. The Parties now agree that said date of "DECEMBER 25, 1996" is amended to read "JUNE 25, 1997").

          (c) Section 2.4 of the Initial Loan Agreement also provides that Automotive One is available to receive certain change over credits ("CHANGE OVER CREDITS") in accordance with that certain letter dated February 25, 1997 from Mr. Michael L. Preston of APS to Mr. Bobby Gentry of Automotive One. In regard to these Change Over Credits, provided Automotive One is not in default, and otherwise fulfills all its duties and obligations under the Loan Documents, as modified by the Initial Loan Agreement and this Second Amendment. APS agrees to extend to January 2, 1998 the time period within which Automotive One may apply for Change Over Credits. If,


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     however, Automotive One defaults under the Loan Documents, as modified by the Initial Loan Agreement and this Second Amendment (and said default is not cured within any applicable grace or notice period), then unless waived by APS, Automotive One shall not be entitled to receive any further Change Over Credits including any Change Over Credits for which Automotive One has by said date made application for but not yet received. Automotive One acknowledges that, as of the date of this Second Amendment, APS has issued a credit of $22,572.13 in respect of Change Over Credits.

          (d) Default interest shall remain subject to the provisions of Section
     3.3. If the indebtedness is paid by Automotive One in accordance with
     Section 3.1, then APS and AFCO agree to waive any right to default interest.

          (e) In regard to payments to be made by Automotive One for the purchase of merchandise (under Open Account Indebtedness) under Section 3.1 of the Initial Loan Agreement, all payments shall continue to be made in accordance with the procedure set forth in the Initial Loan Agreement provided, however, in the event any check furnished by Automotive One should be returned for non-payment due to any reason whatsoever, then, in that event, all future payments at the election of AFCO or APS shall be made by cashier checks.

     4. REAFFIRMATION OF REMEDIES. In connection hereto, Automotive One has reviewed (with the advice of counsel) the provisions of Article IV of the Initial Loan Agreement and fully understands the provisions of all said Sections. Based upon said review, Automotive One specifically and expressly reaffirms and ratifies all of the provisions of said Article IV. APS and AFCO have requested this specific paragraph, in addition to the provisions set forth in paragraph 3(a) above, as APS and AFCO have agreed to the extensions requested of Automotive One as set forth in this Second Amendment in express reliance upon the provisions set forth in Article IV, and elsewhere in the Initial Loan Agreement.

     5. AMOUNTS OWING ON INDEBTEDNESS. Automotive One does hereby state and agree with APS and AFCO that the amounts set forth in paragraph 3(a) of this Second Amendment are absolutely and unconditionally due and owing to APS and AFCO as of the date hereof or the date described above, as applicable, and that said amounts are not subject to any claims, counterclaims, defenses or other right of off-sets whatsoever, PROVIDED, HOWEVER, Automotive One shall be entitled to Product Return Credits and Change Over Credits as expressly permitted under the terms of the Initial Loan Agreement and this Second Amendment. To the extend Automotive One does have any claim, counterclaim, defense or other right of off-


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set (again, other than for Product Return Credits and Change Over Credits),
Automotive One does hereby (after consultation with counsel) expressly and unconditionally waive any such claim, counterclaim, defense or other right of off-set not only against the Indebtedness set forth above, but as to any and all other matters involving APS and AFCO. Automotive One understands and acknowledges that, among other provisions of this Second Amendment, APS and AFCO would not have agreed to the requested extensions by Automotive One if Automotive One was unwilling to reaffirm the Indebtedness and provide for the waivers as set forth in this paragraph.

        6. LOAN AGREEMENT. From and after the date of this Second Amendment, the term "LOAN AGREEMENT", shall mean the Initial Loan Agreement as modified by this Second Amendment. Further, to the extent applicable, all Loan Documents shall be deemed hereof to be automatically amended so as to refer to and reflect the transactions contemplated by the Initial Loan Agreement and this Second Amendment. This Second Amendment shall be deemed to be a permitted amendment to the Initial Loan Agreement and, accordingly, shall be deemed to be a Loan Document.

        7. GURANTORS. By their individual execution of this Agreement, Mr. Robert N. Gentry, III and Janice Sue Gentry, his wife, each a shareholder of Automotive One, do hereby execute this Second Amendment for the following purposes:

                        (a) To acknowledge and agree that the obligations of APS and AFCO as set forth herein are due and owing as set forth in this Second Amendment.

                        (b)     To confirm and ratify each Loan Document.

                        (c) To confirm that the Guaranty is in full force and effect and is not subject to any claim, counterclaim, defense, or other right of off-set.


        8. COSTS AND ATTORNEYS' FEES. In regard to the cost and attorneys' fees incurred by APS and AFCO in connection with the matters contemplated by the Initial Loan Agreement as well as by this Second Amendment, those costs and attorneys' fees will be added to the Indebtedness. As such, the indebtedness does not include costs and attorneys' fees occurred by APS and APCO either in connection with the Initial Loan Agreement or this Second Amendment, all of which will be added to the indebtedness.

        9. RATIFICATION. Except as set forth in this Second Amendment, Automotive One does hereby ratify and confirm the Initial Loan Agreement, and all other Loan Documents.


                        [SIGNATURES ON FOLLOWING PAGE]



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        IN WITNESS WHEREOF, each of the parties hereto has caused this Second
Amendment to be executed, sealed and delivered, as applicable, by their duly authorized officers on the day and year first above written.

                                AUTOMOTIVE ONE PARTS STORES, INC.


                                By:/s/ Robert H. Gentry
                                   ---------------------------------------
                                   Robert H. Gentry, III
                                    President


                                   /s/ Robert H. Gentry
                                   ---------------------------------------
                                   Robert H. Gentry, III, Individually
                                    Guarantor


                                   /s/ Janice Sue Gentry
                                   ---------------------------------------
                                   Janice Sue Gentry, Individually
                                    Guarantor



                                A.P.S., INC.




                                By:/s/ E. Eugene Lauver
                                   ---------------------------------------
                                   E. Eugene Lauver,
                                    Vice President


                                AUTOPARTS FINANCE COMPANY, INC.



                                By:/s/ E. Eugene Lauver
                                   ---------------------------------------
                                   E. Eugene Lauver,
                                    Vice President



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